Exhibit 99.2

TAR SANDS HOLDINGS II, LLC

FINANCIAL STATEMENTS

Nine Months Ended September 30, 2025 and 2024

TAR SANDS HOLDINGS II, LLC

BALANCE SHEETS

September 30, 2025 and December 31, 2024

	2025	2024

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,511	$3,961
TOTAL CURRENT ASSETS	3,511	3,961

Right of use asset	38,930	39,962
Restricted cash and cash equivalents	811,084	807,084
Land	7,500,000	7,500,000
TOTAL ASSETS	$8,353,525	$8,351,007

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$36,000	$40,000
Lease liability, current	3,530	3,530
Note payable, related party	2,980,068	2,711,834
TOTAL CURRENT LIABILITIES	3,019,598	2,755,364

Surety reclamation deposit	308,848	308,848
Asset retirement obligations	547,220	518,225
Lease liability	35,727	36,774
TOTAL LIABILITIES	3,911,393	3,619,211

Commitments and contingencies (Note 7)

MEMBERS’ EQUITY
MEMBERS’ EQUITY	4,442,132	4,731,796
TOTAL MEMBERS’ EQUITY	4,442,132	4,731,796

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$8,353,525	$8,351,007

See Accompanying Notes to Financial Statements

TAR SANDS HOLDINGS II, LLC

STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2025 and 2024

	2025	2024

RENTAL REVENUE	$20,000	$18,000
TOTAL REVENUE	20,000	18,000

OPERATING EXPENSES
Salary and wages	61,744	54,177
Property tax	43,580	30,000
Accretion expense	28,995	26,982
Professional fees	145,728	71,955
Other expenses	29,617	80,143
TOTAL OPERATING EXPENSES	309,664	263,257

LOSS FROM OPERATIONS	(289,664)	(245,257)

NET LOSS	$(289,664)	$(245,257)

Net loss per member unit
Basic and diluted	(28,966.40)	(24,525.70)
Weighted average number of member units outstanding:
Basic and diluted	10	10

See Accompanying Notes to Financial Statements

TAR SANDS HOLDINGS II, LLC

STATEMENT OF MEMBERS’ EQUITY

Nine Months Ended September 30, 2025 and 2024

Total Members’ Equity
Balance, December 31, 2023	$5,214,422
Member contributions	1,475,000
Member distributions	(1,550,000)
Net loss	(245,257)
Balance, September 30, 2024	$4,894,165

Balance, December 31, 2024	$4,731,796
Net loss	(289,664)
Balance, September 30, 2025	$4,442,132

See Accompanying Notes to Financial Statements

TAR SANDS HOLDINGS II, LLC

STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2025 and 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(289,664)	$(245,257)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Amortization of right of use asset	1,032	1,298
Accretion of asset retirement obligation	28,995	26,982
Increase / decrease in operating assets and liabilities:
Prepaid expenses	-	447
Accounts payable	(4,000)	30,000
Lease liability	(1,047)	(1,318)
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(264,684)	(187,848)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on note payable, related party	268,234	201,426
Capital Contributions	-	1,475,000
Capital Distributions	-	(1,550,000)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	268,234	126,426

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	3,550	(61,422)

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	811,045	874,006

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$814,595	$812,584

Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$-	$-
Cash paid during the period for interest	$-	$-

See Accompanying Notes to Financial Statements

TAR SANDS HOLDINGS II, LLC

NOTES TO FINANCIAL STATEMENTS

(1) Summary of significant accounting policies

Organization and description of business – Tar Sands Holdings II, LLC (the “Company”) was formed in 2013 and operated as an open pit tar sands mine, mining bitumen from the tar sands on the property. Mining operations were in the Vernal, Utah area. The operations were ceased in December 2015, due to the economics of the tar sands mining industry. The Company leases unimproved land to certain lessees as a means of utilizing the land.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents – The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Restricted cash and cash equivalents are amounts that are reserved to satisfy surety requirements from the Utah Department of Natural Resources, Division of Oil Gas and Mining. The Company does not have a surety bond in place, these funds are reserved to satisfy the bond requirements. Due to the long term nature of the surety obligation, these funds have been classified as a non-current asset.

	September 30, 2025	December 31, 2024
Unrestricted cash and cash equivalents	$3,511	$3,961
Restricted cash and cash equivalents	811,084	807,084
Total cash and cash equivalents	$814,595	$811,045

Property and equipment – Property and equipment are recorded at cost less accumulated depreciation and amortization. Costs of maintenance, repairs and minor replacements are charged to expense as incurred. Significant renewals and betterments that are more than $5,000 and extend the useful lives of the assets are capitalized. The cost and related accumulated depreciation applicable to assets retired or sold are removed upon disposal and any resulting gain or loss is recognized in operations.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment, there was no impairment amount for the nine months ended September 30, 2025 and 2024.

Depreciation of property and equipment are computed using the straight-line method for all assets over their estimated useful lives.

TAR SANDS HOLDINGS II, LLC

NOTES TO FINANCIAL STATEMENTS

Revenue recognition – Revenue primarily consists of fees related to the Company leasing unimproved land to certain lessees. There are no costs associated with the operating leases, the Company does not provide services, facilities, or improvements for the land leases. The Company recognizes rental revenue over the respective lease period (measured on a monthly basis) in accordance with Topic 842. The collectability of these payments are considered probable as lease payments are generally received the same month of the lease term. The terms of the rental revenue amount received are defined in the lease agreement with the lessee.

Fair value of financial instruments – The carrying values of cash and cash equivalents, and accounts payable approximate their estimated fair values due to the short maturities of these instruments.

Note payable – Notes payable are classified as a current liability if they mature within one year of the balance sheet date or if they are due upon demand. Portions of the note that mature in more than one year are classified as long term liabilities. The Company accrues interest in accordance with the terms of the note agreement.

Other expenses – Other expenses include miscellaneous operating expenses related to maintaining the property for items such as utilities and insurance. Such expenses are accrued as incurred.

Professional expenses – Professional expenses include fees paid for accounting, legal, and financial consulting services. These expenses are related to the acquisition of the Company by potential buyers. Such expenses are accrued as incurred.

Income taxes – The Company is a limited liability company under provisions of the Internal Revenue Code and elected to be treated as a partnership for income tax purposes. As such, the payment and recognition of income taxes are the responsibility of the members of the Company.

The Company files income tax returns in the U.S. federal and state jurisdictions as required. A tax benefit from an uncertain tax position may only be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions for any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold upon recognition. Interest and penalties, if any, would be reflected in income tax expense as incurred. The Company evaluates their uncertain tax positions, if any, on a continual basis through review of their policies and procedures, review of their regular tax filings, and discussions with outside experts. The Company does not believe they have any uncertain tax positions that are material to the Company’s financial statements as of September 30, 2025. The Company’s previous three years of income tax returns generally remain subject to examination by the IRS for U.S. federal income tax purposes.

Going concern – The Company follows the guidance in ASC Topic 205-40, Presentation of Financial Statements – Going Concern, which requires management to assess an entity’s ability to continue as a going concern and to provide related disclosure in certain circumstances. See note 2 for further consideration regarding the Company’s ability to continue as a going concern.

Recently adopted accounting pronouncements, taxes - In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023- 09 will become effective for Annual periods beginning after December 15, 2024. The company is still reviewing the impact of ASU 2023-09.

TAR SANDS HOLDINGS II, LLC

NOTES TO FINANCIAL STATEMENTS

Recently adopted accounting pronouncements, segments – In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures which requires specific disclosures related to the title and position of the chief operating decision maker (“CODM”) and an explanation of how the CODM uses the reported measures of segment profit or loss in assessing segment performance and deciding how to allocate resources. ASU 2023-07 is effective for the fiscal years beginning after December 15, 2023, and interim periods beginning with the first quarter ended March 31, 2025. Early adoption is permitted and retrospective adoption is required for all prior periods presented. The Company has adopted ASU 2023-07 effective December 31, 2024 and concluded that the application of this guidance did not have any material impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

(2) Going concern

The Company incurred a net loss from operations of $289,664 and $245,257 for the nine months ended September 30, 2025 and 2024, respectively, and has had no substantial revenue generating operations during these periods. As of September 30, 2025, the Company had net current liabilities of $3,019,598 and current assets of $3,511. As of September 30, 2025, loans from the owner of the Company totaled $2,980,068. These loans have been used to fund ongoing operations of the Company.

The Company is forecasting that it will continue to incur negative operating cash flows and rely on notes payable from a related party to meet all of its obligations. As such, the ability of the Company to continue as a going concern is principally dependent on one of more of the following: (1) successful completion of the Business Combination as described below; (2) the ability of the Company to increase cash flows from current operating activities and new operating activities; and (3) the ability of the Company to raise fundings as and when necessary from the owner of the Company.

As a result of the above, there is material uncertainty related to events or conditions that cause significant doubt on the Company’s ability to continue as a going concern, and therefore, that the Company is unable to realize its assets and discharge its liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In August 2024, the Company announced entering into a Business Combination Agreement with Integrated Rail and Resources Acquisition Corp. (IRRX). The transaction would lead to a merger and subsequent NASDAQ listing. The Company is currently in negotiations with IRRX to be an anchor feedstock supplier and product off-taker. The transaction is subject to regulatory approvals, IRRX shareholder approval, and other closing conditions.

TAR SANDS HOLDINGS II, LLC

NOTES TO FINANCIAL STATEMENTS

If this Business Combination Agreement with IRRX is not executed, then the Company would remain reliant on the current owners to continue to finance the operations of the Company as management works on a plan to increase cash flows from current operating activities and determines whether there are new operating activities that would be profitable for the Company to pursue.

(3) Asset retirement obligations

The Company has an asset retirement obligation for the estimated environmental remediation costs required in the retirement of the mine. The obligation arises from a legal requirement to fill in and restore the quarry after extraction operations have stopped. The obligation to perform the asset retirement activity is unconditional even though there may be uncertainty about whether and how the obligation will ultimately be settled. The obligation is determined through obtaining an independent environmental study to assess the costs associated with the retirement of the mine.

Asset Retirement Obligations
December 31, 2023	$482,248
Accretion	26,982
September 30, 2024	$509,230

December 31, 2024	$518,225
Accretion	28,995
September 30, 2025	$547,220

The Company recorded an initial liability for the expected retirement costs of the tangible long-lived asset. The future estimated reclamation costs was determined to be $796,000. This balance was discounted over an estimated life of 10 years using a credit adjusted risk free rate of 7.46%. Additional expense for the asset retirement obligation is accreted over the life of the obligation.

(4) Note payable

The Company has a note payable to the majority owner of the Company. The note payable has an agreed upon interest rate of 0% and does not have formal repayment terms and required monthly payments. The note is repaid on a periodic basis using any excess cash obtained through rental operations of the entity. During the nine months ended September 30, 2025 the Company borrowed $268,234 on the note payable. During the nine months ended September 30, 2024 the Company borrowed $201,426 on the note payable. As of September 30, 2025 and December 31, 2024 the Company had an outstanding balance of $2,980,068 and $2,711,834, respectively, on the note payable. The note is classified as a demand note for financial reporting purposes and is classified in current liabilities.

(5) Operating leases

The Company has entered into certain operating lease agreements to operate a flare stack and pipeline on certain Trust Lands located in Uintah County, Utah. The terms of the lease agreement has a maturity date of 20 years.

TAR SANDS HOLDINGS II, LLC

NOTES TO FINANCIAL STATEMENTS

On January 1, 2022, the Company adopted ASC 842 for their operating leases. The Company has evaluated their lease and determined they are not reasonably certain to exercise any option to extend their lease. Therefore, no options to extend are included in the calculation of the right-of-use asset and lease liability. The Company’s lease does not contain any material residual value guarantees or material restrictive covenants.

On January 1, 2022, the Company recorded $46,192 right-of-use assets in exchange for operating lease obligations in the same amount. The Company’s estimated incremental borrowing cost of 5.30% was used as the discount rate in calculating the right-of-use assets and lease liabilities on January 1, 2022. As of September 30, 2025 and 2024, the remaining weighted average lease term is 16.25 and 17.25 years for operating leases.

The Company makes one payment per year on the lease. Future payments under leases, as of September 30, 2025 are as follows:

Fiscal Year
2025	$-
2026	3,530
2027	3,530
2028	3,530
2029	3,530
Thereafter	45,890
Total	60,010
Less imputed interest	(20,753)
Total lease liability at September 30, 2025	$39,257

(6) Surety reclamation deposit

The Company received an initial cash deposit of $308,848 from the Utah Department of Natural Resources at the time the current owners took over the Company in 2013. The management team believes the Utah Department of Natural Resources has recourse on this deposit upon a corporate transaction event resulting in a change in ownership. The surety claim deposit is classified as a long-term liability for financial statement purposes.

(7) Contingencies

The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

The Company is subject to various environmental regulations and operating requirements. In the opinion of management, there are no violations of these legal requirements that would have a material adverse effect on the Company’s financial position or results of operations.

(8) Concentration

The Company has a concentration of customers in their lease activities. During 2025 and 2024, all leasing revenue was obtained from one customer.

TAR SANDS HOLDINGS II, LLC

NOTES TO FINANCIAL STATEMENTS

(9) Member Transaction

In September 2024, the Company finalized a transaction in which the majority owner of the Company acquired 100% of the outstanding equity interests of the Company. Effective September 30, 2024, the Company is wholly owned by Endeavor Capital Group. As the majority owner of the Company already had control of the Company, there is no change in basis for financial statement reporting purposes.

(10) Litigation

On September 6, 2024, Tyr Energy Utah Logistics, LLC (“Tyr Energy”) filed suit in the County Court at Law, Number 1, Nueces County, Texas against IRRX, the Sponsor and certain affiliates of the Sponsor, asserting claims for breach of and tortious interference with a non-disclosure and non-circumvention agreement in connection with the public announcement of the proposed Business Combination, for which Tyr Energy seeks a temporary restraining order and temporary injunction. The Sponsor and its affiliates have specially appeared to dispute specific personal jurisdiction, and all defendants, including IRRX, vehemently dispute liability and intend to vigorously defend against Tyr Energy’s claims.

(11) Segment

In accordance with ASC Topic 280 – “Segment Reporting (ASC 280),” the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.

The Company operates through a single operating and reporting segment with an investment objective to generate current income. The CODM is the Company’s chief executive officer and assesses the performance and makes operating decisions of the Company on a basis primarily based on the Company’s net increase in shareholder’s equity resulting from operations (“net income”). In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in determining the future operating needs of the Company. As the Company’s operations comprise a single reporting segment, the segment assets are reflected on the accompanying balance sheets as “total assets” and the significant segment expenses are listed on the accompanying statements of operations.

(12) Subsequent events

The Company has evaluated subsequent events through December 18, 2025 the date the financial statements were available to be issued. There were no additional events that were required to be disclosed in the financial statements.